Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 3, 2025, relating to the financial statements of General Electric Company (operating as GE Aerospace), and the effectiveness of General Electric Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of General Electric Company for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 3, 2025